UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)     February 8, 2008

PROBE MANUFACTURING, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-125678	20-2675800
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

25242 Arctic Ocean Drive, Lake Forest, CA		92630
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code     (949) 206-6868

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 Other Events

On February 8, 2008 the Company engaged an investment bank on an non-exclusive basis to act as the Company’s financial advisor and consultant for a period of twelve (12) months hereafter.  Either party may cancel this Agreement upon thirty (30) calendar day’s written notice.  During the engagement the investment bank will provide financial services consisting of:  (i) evaluating the Company’s requirements for funding growth and expansion of the Company’s operations; (ii) advising the Company as to alternative modes and sources of financing; (iii) analyzing the impact of business decisions, policies, and practices on the value of the Company’s business and securities; (iv) increasing the public exposure of the Company through introductions to institutions, brokers and the investment community, and (v) bringing to the attention of the Company possible business opportunities and evaluating business opportunities generally, whether or not the investment bank or others originate such opportunities.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Probe Manufacturing, Inc.
(Registrant)

Date	February 29, 2008

/s/ Reza Zarif
(Signature)
Print Name: Reza Zarif
Title: Chief Executive Officer